UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Tempus AI, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42130	47-4903308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 West Chicago Avenue, Suite 510 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 976-5448

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	TEM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 4, 2024, Tempus AI, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with REALM IDx, Inc., a Delaware corporation (“Seller”), and Seller’s ultimate parent, Konica Minolta, Inc., a Japanese corporation, pursuant to which the Company agreed to purchase all of the outstanding shares of capital stock of Ambry Genetics Corporation, a Delaware corporation (“Ambry”), a leader in genetic testing that aims to improve health by understanding the relationship between genetics and disease (the “Acquisition”).

Pursuant to the terms of the Purchase Agreement, consideration for the Acquisition consists of $375.0 million in cash, subject to adjustment for cash, unpaid indebtedness, unpaid transaction expenses and net working capital of Ambry (the “Cash Consideration”), plus the issuance of an aggregate of 4,843,136 shares of the Company’s Class A common stock (the “Stock Consideration”), 2,152,505 of which shares will be subject to a lock-up agreement for a period of one year following the closing date of the Acquisition. In addition, $5.0 million of the Cash Consideration will be held in an escrow account for purposes of satisfying any post-closing purchase price adjustments. Pursuant to the Purchase Agreement, following the closing of the Acquisition, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the shares of Class A common stock comprising the Stock Consideration.

The Purchase Agreement contains customary representations and warranties and covenants of each of the parties. Among other things, the Seller has agreed, subject to certain exceptions, to, and to cause each Ambry and its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, from the date of the Purchase Agreement until the closing of the Acquisition, and not to take certain actions prior to the closing of the Acquisition without the prior written consent of the Company. In addition, subject to the terms of the Purchase Agreement, the Company is required to use reasonable best efforts to obtain the approval required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Purchase Agreement also includes indemnification provisions whereby the Seller will provide a limited indemnity to the Company for losses arising out of, among other things, pre-closing inaccuracies in, or breaches of, certain of the representations, warranties and post-closing covenants of Seller, as well as other certain specified matters, subject to certain limitations as set forth in the Purchase Agreement. The Company has obtained a buyside representation and warranty insurance policy, which provides coverage for breaches of representations and warranties, subject to certain terms, conditions and exclusions.

The consummation of the Acquisition is subject to certain specified closing conditions set forth in the Purchase Agreement, including the receipt of certain regulatory approvals and other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party’s representations and warranties and each party’s compliance with its obligations and covenants under the Purchase Agreement. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the Acquisition is expected to close in the first quarter of 2025.

The Purchase Agreement contains certain customary termination rights for the Company and the Seller, including the right to terminate the Purchase Agreement if the Acquisition has not been consummated on or before May 4, 2025, or if the parties have been unable to consummate the acquisition by May 4, 2025 solely because certain regulatory approvals have not yet been obtained, either party may extend the date after which the Purchase Agreement may be terminated for an additional period of up to three months, to a date not later than the twelve-month anniversary of the entry into the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Financing Commitments

In connection with the Purchase Agreement, the Company entered into a debt commitment letter, dated November 4, 2024 (the “Commitment Letter”), with affiliates of Ares Capital Corporation (“Ares”), pursuant to which Ares has committed to provide (i) a $100.0 million senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) additional term loans in an aggregate principal amount of $200.0 million (the “Additional Term Loan”). The Company expects to utilize borrowings under the Additional Term Loan and the Revolving Credit Facility to fund the Cash Consideration for the Acquisition and to pay fees and expenses related thereto. Ares’ obligation to provide the contemplated financings is subject to a number of customary conditions contained in the Commitment Letter, including the execution of definitive documentation contemplated by the Commitment Letter and the closing of the Acquisition substantially simultaneously with the initial borrowings under the Additional Term Loan and Revolving Credit Facility. The Company’s obligation to consummate the Acquisition is not subject to any condition related to the availability of financing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report are forward-looking statements, including, but not limited to, statements relating to the consummation of the transactions contemplated by the Purchase Agreement and the Commitment Letter. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. The Company cautions you that the foregoing may not include all of the forward-looking statements made in this Current Report.

You should not rely on forward-looking statements as predictions of future events. The Company has based the forward-looking statements contained in this Current Report primarily on its current expectations and projections about future events and trends that it believes may affect the Company’s business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties, including risks related to the Company’s ability to consummate the acquisition of Ambry on the terms described herein or at all, including the ability to obtain the financing contemplated by the Commitment Letter and the ability to obtain certain required regulatory approvals, and, if consummated, to realize the expected benefits of such acquisition, as well as other factors described in the section titled “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 30, 2024 filed with the Securities and Exchange Commission (“SEC”) and in the Company’s future filings with the SEC. In addition, any forward-looking statements contained in this Current Report are based on assumptions that the Company believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 4, 2024, by and among Tempus AI, Inc., REALM IDx, Inc. and Konica Minolta, Inc.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tempus AI, Inc.
Dated: November 5, 2024

	By:	/s/ James Rogers
James Rogers
Chief Financial Officer